Exhibit 5.1

111 S. Calvert Street 27th Floor Baltimore, MD 21202-6174 Tel 410.528.5600 Fax 410.528.5650 www.ballardspahr.com

November 21, 2024

SL Green Realty Corp.

One Vanderbilt Avenue

New York, New York 10017

Re:	SL Green Realty Corp., a Maryland corporation (the “Company”), and SL Green Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner (“SLG OP”) – Registration Statement on Form S-3 pertaining to the registration of: (i) shares of common stock of the Company, par value $0.01 per share (“Common Stock”); (ii) shares of preferred stock of the Company, par value $0.01 per share (“Preferred Stock”); (iii) depositary shares representing shares of Preferred Stock (“Depositary Shares”); (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (“Warrants”); (v) debt securities of the Company, including as a co-obligor of debt securities co-issued by SLG OP (the “Company Debt Securities”); (vi) guarantees by the Company (the “Company Guarantees”) of SLG OP Debt Securities (as defined herein); (vii) debt securities of SLG OP, including as a co-obligor of debt securities co-issued by the Company (the “SLG OP Debt Securities”); and (viii) guarantees by SLG OP of Company Debt Securities (the “SLG OP Guarantees”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with (a) the registration by the Company of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Company Debt Securities and Company Guarantees (collectively, the “Company Securities”) and (b) the registration by SLG OP of the SLG OP Debt Securities and the SLG OP Guarantees (collectively, the “SLG OP Securities” and together with the Company Securities, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), on Form S-3 filed or to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof, and any amendments thereto (the “Registration Statement”), if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”) represented by Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on July 11, 2014, Articles of Amendment filed with the Department on July 13, 2017, two Articles of Amendment filed with the Department on January 15, 2021 and two Articles of Amendment filed with the Department on January 20, 2022;

BALLARD SPAHR LLP

SL Green Realty Corp.

November 21, 2024

(ii)	the Fifth Amended and Restated Bylaws of the Company adopted on December 21, 2018, as amended by the First Amendment to Fifth Amended and Restated Bylaws, effective as of May 11, 2020 (the “Bylaws”);

(iii)	certain resolutions adopted by the Board of Directors of the Company dated on, or as of, November 21, 2024 (the “Directors' Resolutions”);

(iv)	the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed or to be filed with the Commission pursuant to the Act;

(v)	a certificate of an officer of the Company, dated as of a recent date (the “Certificate of Officer”), to the effect that, among other things, the Charter, the Bylaws and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Certificate of Officer;

(vi)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(vii)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

SL Green Realty Corp.

November 21, 2024

(d)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken subsequent to the date hereof, by the Board of Directors, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale (and execution and delivery, if applicable) of the Company Securities by the Company and the SLG OP Securities by SLG OP in accordance with the procedures set forth in Paragraphs 2, 3, 4, 5, 6, 7 and 8 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by the unanimous consent of all incumbent directors given in writing or by electronic transmission, all in accordance with the Charter and Bylaws of the Company and applicable law;

(e)	the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Company Securities under the Registration Statement, together with the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants) of any Securities offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of each class or series, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock of each class or series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to the conversion, exchange or exercise of such Securities;

(f)	none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(g)	the form of certificate, receipt or other instrument or document representing the Company Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

BALLARD SPAHR LLP

SL Green Realty Corp.

November 21, 2024

(h)	all Depositary Shares to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding deposit agreement or other similar instrument entered into among the Company, a depositary to be named therein and the holders of the receipts evidencing Depositary Shares, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Depositary Shares;

(i)	all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding warrant agreement or other similar instrument entered into between the Company and a warrant agent to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Warrants;

(j)	all Company Debt Securities to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture or other similar instrument entered into between the Company (and SLG OP, if applicable) and a trustee to be named therein, which is enforceable against the parties thereto in accordance with its terms and conforms to the description thereof set forth in the Prospectus and the prospectus supplement relating to such Company Debt Securities;

(k)	prior to or contemporaneous with the authorization, execution and delivery of any Company Guarantees by the Company issued, executed and delivered subsequent to the date hereof, the issuance, execution and delivery of the SLG OP Debt Securities to which such Company Guarantees relate by SLG OP will have been duly authorized by all necessary limited partnership action on the part of SLG OP, and such SLG OP Debt Securities will have been duly issued, executed and delivered by, and will be the valid and legally binding obligation of, SLG OP;

(l)	SLG OP has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware;

(m)	none of the Company Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock, or any other securities of the Company, issuable upon the conversion or exchange (or exercise in the case of Warrants) of any Securities, will be issued in violation of the provisions of the Charter of the Company relating to restrictions on ownership and transfer of shares of stock of the Company; and

(n)	none of the Company Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock, or any other securities of the Company, issuable upon the conversion or exchange (or exercise in the case of Warrants) of any Securities, will be issued and sold to an Interested Stockholder of the Company or an affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL.

BALLARD SPAHR LLP

SL Green Realty Corp.

November 21, 2024

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2)	Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3)	Upon: (a) designation by the Board of Directors of one or more classes or series of Preferred Stock to distinguish each such class or series from any other existing class or series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such class or series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such class or series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such class or series of Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such class or series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of any shares of Common Stock issuable upon conversion of such class or series of Preferred Stock in accordance with the procedures set forth in Paragraph 2 above, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such class or series of Preferred Stock and when such shares of such class or series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such class or series of Preferred Stock will be validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

SL Green Realty Corp.

November 21, 2024

4)	The Company has the corporate power to enter into deposit agreements, and upon completion of the procedures set forth in Paragraph 3 above for the issuance of shares of any class or series of Preferred Stock, and due authorization and approval by the Board of Directors of a deposit agreement and the delivery of Depositary Shares pursuant to such deposit agreement, due execution of such deposit agreement on behalf of the Company, and compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares, such Depositary Shares will have been duly authorized by all necessary corporate action on the part of the Company and such Depositary Shares may be delivered by or on behalf of the Company, and the shares of Preferred Stock represented by the Depositary Shares will be validly issued, fully paid and non-assessable.

5)	Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of a warrant agreement or other similar instrument relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively, and/or due authorization by the Board of Directors of any Depositary Shares issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraph 4 above, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the execution, delivery, issuance and sale of the Warrants.

6)	The Company has the corporate power to create the obligation to be evidenced by the Company Debt Securities, and upon: (a) designation and titling by the Board of Directors of the Company Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of such Company Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of any such Company Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the form, terms, execution and delivery of an indenture or other similar instrument relating to the Company Debt Securities; (e) due authorization by the Board of Directors of such Company Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon conversion of, or in exchange for, the Company Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Directors of any Depositary Shares issuable upon conversion of, or in exchange for, the Company Debt Securities in accordance with the procedures set forth in Paragraph 4 above; due authorization by the Board of Directors of any Warrants issuable upon conversion of, or in exchange for, the Company Debt Securities in accordance with the procedures set forth in Paragraph 5 above; due authorization by the Board of Directors of any Company Debt Securities of another series issuable upon conversion of, or in exchange for, the Company Debt Securities in accordance with the procedures set forth in this Paragraph 6; due authorization by the Board of Directors of any other securities of the Company issuable upon conversion of, or in exchange for, the Company Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors; and/or due authorization by the Company, in its capacity as general partner of SLG OP on behalf of SLG OP, of any securities of SLG OP issuable upon conversion of, or in exchange for, the Company Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by or on behalf of SLG OP, at a minimum price or value of consideration to be set by or on behalf of SLG OP, all necessary corporate action on the part of the Company will have been taken to authorize such Company Debt Securities.

BALLARD SPAHR LLP

SL Green Realty Corp.

November 21, 2024

7)	Upon: (a) designation and titling by the Board of Directors of the SLG OP Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of such SLG OP Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of such SLG OP Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the form, terms, execution and delivery of an indenture or other similar instrument relating to the SLG OP Debt Securities; (e) due authorization by the Board of Directors of such SLG OP Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Common Stock and/or shares of Preferred Stock issuable upon conversion of, or in exchange for, the SLG OP Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 above, respectively; due authorization by the Board of Directors of any Depositary Shares issuable upon conversion of, or in exchange for, the SLG OP Debt Securities in accordance with the procedures set forth in Paragraph 4 above; due authorization by the Board of Directors of any Warrants issuable upon conversion of, or in exchange for, the SLG OP Debt Securities in accordance with the procedures set forth in Paragraph 5 above; due authorization by the Board of Directors of any Company Debt Securities issuable upon conversion of, or in exchange for, the SLG OP Debt Securities in accordance with the procedures set forth in Paragraph 6 above; due authorization by the Board of Directors of any SLG OP Debt Securities of another series issuable upon conversion of, or in exchange for, the SLG OP Debt Securities in accordance with the procedures set forth in this Paragraph 7; and/or due authorization by the Board of Directors of any other securities of the Company or SLG OP issuable upon conversion of, or in exchange for, the SLG OP Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company, in its capacity as general partner of SLG OP on behalf of SLG OP, will have been taken to authorize such SLG OP Debt Securities.

BALLARD SPAHR LLP

SL Green Realty Corp.

November 21, 2024

8)	The Company has the corporate power to enter into Company Guarantees, and upon: (i) completion by the Company, in its capacity as general partner of SLG OP on behalf of SLG OP, of the procedures set forth in Paragraph 7 above for authorization of the SLG OP Debt Securities to which such Company Guarantees relate; (ii) due authorization and approval by the Board of Directors of the Company Guarantees relating to such SLG OP Debt Securities; and (iii) compliance with the conditions established by the Board of Directors for delivery of such Company Guarantees, such Company Guarantees will have been duly authorized by all necessary corporate action on the part of the Company and may be delivered by or on behalf of the Company.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers, or with respect to the actions required for SLG OP to authorize, execute, deliver or perform its obligations under any document, instrument or agreement. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP